                                                                   EXHIBIT 10.31


                          TEXAS ASSOCIATION OF REALTORS
                     UNIMPROVED PROPERTY COMMERCIAL CONTRACT

             USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE
               TEXAS ASSOCIATION OF REALTORS(R) IS NOT AUTHORIZED.
                 (C) TEXAS ASSOCIATION OF REALTORS(R), INC. 1999
================================================================================


1. PARTIES:   Dallas Woodcraft Inc., Ken J. Cichocki-Home Interiors (Seller)
              agrees to sell and convey to S&A ENTERPRISES INC. (Buyer) and Buyer agrees to buy from Seller the Property described below.

2. PROPERTY:

   A. The property sold by this contract is called the "Property." The Property is that real property situated in DALLAS County, Texas at 2829 Sea Harbor (address) that is legally described as follows: (Identify exhibit if described by attachment.)

IND BASIN WEST BLK C/7174 LOT 5 5.45 AC (approximately 237,402. sq ft) VOL 84186/3118 CO-DALLAS 7174C000 005 1007174C000. BEING THE SOUTHERN 3.48 ACRE
SECTION OF RAW LAND MEASURING 228X666.5. AS OUTLINED ON THE ATTACHED
EXHIBIT "A".

   B. The Property is sold together with:
      (1) all rights, privileges, and appurtenances pertaining to the Property, including Seller's right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of-way;
      (2) Sellers interest in all leases, rents, and security deposits for all or part of the Property; and
      (3) Seller's interest in all licenses and permits related to the Property.

  (Describe any exceptions, reservations, or restrictions in Paragraph 11 or an addendum.)

3. SALES PRICE:

   A. At or before closing, Buyer will pay the following sales price for the
      Property:

      (1) Cash portion payable by Buyer at closing ................ $ 212,500.00
                                                                    ------------

      (2) Sum of all financing described in Paragraph 4 ........... $
                                                                    ------------

      (3) Sales price (sum of 3A(l) and 3A(2)) .................... $ 212,500.00
                                                                    ------------

   B. Adjustment to Sales Price: (Check (1) or (2) only.)

   [X] (1) The sales price will not be adjusted based on a survey.

   [ ] (2) The sales price will be adjusted based on the latest survey obtained under Paragraph 6B.

           (a) The sales price is calculated on the basis of $ 0.00 per:
           [ ] (i)  square foot of [ ] total area  [ ] net area.
           [ ] (ii) acre of  [ ] total area  [ ] net area.

           (b) "Total area" means all land area within the perimeter boundaries of the Property. "Net area" means total area less any area of the Property within:

           [ ] (i)   public roadways;
           [ ] (ii)  rights-of-way and easements other than those that directly provide utility services to the Property; and
           [ ] (iii)                                                           .
                     ----------------------------------------------------------

    Initialed for Identification by Buyer /s/ [ILLEGIBLE], _____ and Seller /s/ [ILLEGIBLE], ____ TAR, P.O. Box 2246, Austin, TX 78768-2246

    Commercial Unimproved Contract Concerning 2829 Sea Harbor

         (c) If the sales price is adjusted by more than 10% of the stated sales price, either party may terminate this contract by providing written notice to the other party within 10 days after the terminating party receives the survey. If neither party terminates this contract or if the variance is 10% or less, the adjustment to the sales price will be made to the cash portion of the sales price payable by Buyer.

    4. FINANCING: Buyer will finance the portion of the sales price under Paragraph 3B as follows: (Check all that apply.)

    [ ] A. Third Party Financing: A third party note(s) in the total amount of $________________. This contract

        [X] (1) is not contingent upon Buyer obtaining third party financing.

        [ ] (2) is contingent upon Buyer obtaining third party financing in accordance with the attached Financing Addendum.

    [ ] B. Assumption: In accordance with the attached Financing Addendum, Buyer will assume the unpaid principal balance of the first lien promissory note, which balance at closing will be $____________.

    [ ] C. Seller Financing: The delivery of a promissory note and deed of trust from Buyer to Seller under the terms of the attached Financing Addendum in the amount of $_________.

    5. EARNEST MONEY: Not later than 3 days after the effective date, Buyer must deposit $10,000.00 as earnest money with COMMONWEALTH LAND TITLE CO. (escrow agent) at 5949 SHERRY LANE #610 DALLAS, TX. 75225 (escrow agent's address). If Buyer fails to timely deposit the earnest money, Seller may terminate this contract by providing written notice to Buyer before Buyer deposits the earnest money. Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

    6. TITLE POLICY AND SURVEY:

       A. Title Policy:

          (1) Seller, at Seller's expense, will furnish Buyer an Owner's Policy of Title Insurance (the title policy) issued by COMMONWEALTH LAND TITLE CO. (the title company) in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:

             (a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and

             (b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

          (2) The standard printed exception as to area boundaries: (Check (a) or (b) only.)

          [ ] (a) will not be deleted from the title policy.

          [X] (b) will be deleted from the title policy at the expense of [ ]
                  Buyer [X] Seller.

          (3) Buyer may object to any restrictive covenants on the Property within the time required under Paragraph 6C.

          (4) Within 20 days after the effective date, Seller will furnish Buyer a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer's address.

       B. Survey:

          (1) Within 20 days after the effective date: (Check all that apply.)

          [ ] (a) Buyer will obtain a survey of the Property at Buyer's expense and deliver a copy of the survey to Seller.

          [X] (b) Seller, at Seller's expense, will furnish Buyer a survey of the Property dated after the effective date.

          [ ] (c) Seller will deliver a true and correct copy of Seller's existing survey of the Property dated _______________________. Seller, at Seller's expense:

              [ ] (i) will have the existing survey recertified on a date not earlier than ___________________________________________.

              [ ] (ii) will not have the existing survey recertified.


Initialed for Identification by Buyer [ILLEGIBLE], _____ and Seller [ILLEGIBLE], ____ TAR, P.O. Box 2246, Austin, TX 78768-2246

    Commercial Unimproved Contract Concerning 2829 Sea Harbor

         (2) The survey required under Paragraph 6B(l) must be made by a Registered Professional Land Surveyor acceptable to the title company. The survey must:
             (a) identify the Property by metes and bounds or platted lot description;
             (b) show that the survey was made and staked on the ground with corners permanently marked;
             (c) set forth the dimensions and total area of the Property;
             (d) show the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements, and rights-of-way on the Property with all easements and rights-of-way referenced to their recording information;
             (e) show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying within the 100-year flood plain as shown on the current Federal Emergency Management Agency map; and
             (f) contain the surveyor's certificate that the survey is true and correct.

       C. Buyer's Objections to the Commitment and Survey:

          (1) Within 10 days after Buyer receives all of the items required in Paragraphs 6A and 6B (the commitment, copies of the documents evidencing the title exceptions, and survey), Buyer may object in writing to matters disclosed in the items if:
              (a) the matters disclosed constitute a defect or encumbrance to title other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or
              (b) the items show that any part of the Property lies in a
                  100-year flood plain.


          (2) Seller may, but is not obligated to, cure Buyer's timely objections within 20 days after Seller receives the objections. The closing date will be extended as necessary to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less the independent consideration paid for Buyer's right to terminate under Paragraph 7B(3), will be refunded to Buyer.


          (3) Buyer's failure to timely object or terminate under this Paragraph 6C is a waiver of Buyer's right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

7. PROPERTY CONDITION: (Check A or B only.)

[X] A. Present Condition: (Check (1) or (2) only.)

    [X] (1) Buyer accepts the Property in its present "as is" condition.

    [ ] (2) Buyer accepts the Property in its present condition except that
            Seller, at Seller's expense, will complete the following before closing:
                    ------------------------------------------------------------
            --------------------------------------------------------------------

[X] B. Feasibility Period and Right to Terminate:

       (1) Delivery of Property Information: Within 10 days after the effective date, Seller will deliver to Buyer the following items to the extent that the items are in Seller's possession or are readily available to Seller. Any item not delivered is deemed not to be in Seller's possession or readily available to Seller. The items Seller will deliver are:

           (a) copies of all current leases pertaining to the Property, including any modifications, supplements, or amendments to the leases;

           (b) copies of all notes and deeds of trust against the Property that Buyer will assume or that Seller will not pay in full on or before closing;

           (c) copies of all previous environmental assessments, studies, or analyses made on or relating to the Property;

           (d) property tax statements for the Property for the previous 2 calendar years; and

           (e)
               ----------------------------------------------------------------
                                                                               .
               ----------------------------------------------------------------

       (2) Inspections, Studies, or Assessments:

           (a) Within 30 days after the effective date, Buyer, at Buyer's expense, may complete or cause to be completed inspections, studies, or assessments of the Property. Inspections, studies, or assessments may include, but are not limited to:
               (i)   physical property inspections;
               (ii)  economic feasibility studies;
               (iii) environmental assessments; and
               (iv)  engineering studies.


     Initialed for Identification by Buyer /s/ [ILLEGIBLE], _____ and Seller /s/ [ILLEGIBLE], ____
                   TAR, P.O. Box 2246, Austin, TX 78768-2246

Commercial Unimproved Contract Concerning 2829 Sea Harbor

         (b) In connection with Buyer's inspections, studies, and assessments, Buyer must:

             (i)   employ only trained and qualified inspectors and assessors;

             (ii) notify Seller, in advance, of when the inspectors or assessors will be on the Property;

             (iii) abide by any reasonable entry rules or requirements that
                   Seller may require;

             (iv) not interfere with existing operations or occupants of the Property; and

             (v) restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

         (c) Except for those matters that arise from the negligence of Seller or Seller's agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer's inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller's agents against any claim involving a matter for which Buyer is responsible under this paragraph.

     (3) Right to Terminate: Buyer may terminate this contract for any reason within 30 days after the effective date by providing Seller with written notice of termination. If Buyer terminates, the earnest money will be refunded to Buyer less $50.00 that Seller will retain as independent consideration for Buyer's right to terminate under this paragraph. The independent consideration is to be credited to the sales price only upon dosing of the sale. Buyer has tendered the independent consideration to Seller upon payment of the full amount specified in Paragraph 5 to the escrow agent. If Buyer does not terminate within the time required, Buyer accepts the Property in its present condition.

     (4) Return of Property Information: If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date:
         (a) return to Seller all those items described in Paragraph 7B(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (b) deliver copies of all inspection and assessment reports (excluding economic feasibility studies) related to the Property that Buyer completed or caused to be completed. This Paragraph 7B(4) survives termination.

     (5) Contracts Affecting Operations: After Buyer's right to terminate under 7B(3) expires, Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property without Buyer's prior written approval.

8:  BROKERS:

    A. The brokers to this sale are:

       NONE                                  JACK HINES                  0188793
       ------------------------------------  -----------------------------------
       Listing Broker           License No.  Other Broker            License No.
       Listing Broker:                       Other Broker represents Buyer.
       [ ] represents Seller.
       [ ] acts as an intermediary between Seller and Buyer.

    B. Fees: (Check (1) or (2) only.)

    [ ] (1) Seller will pay Listing Broker the fee specified by separate written commission agreement between Listing Broker and Seller. Listing Broker will pay Other Broker the fee specified in the Agreement Between Brokers found below the parties' signatures to this contract.

    [X] (2) At closing, Buyer will pay. [ILLEGIBLE]

            Listing Broker a total cash fee of:     Other Broker a total cash fee of:
            [ ] _________% of the sales price.      [X] 6.000% of the sales price.
            [ ] ________________________________    [ ] ___________________________ .

            The cash fees will be paid in Dallas County, Texas. Seller authorizes escrow agent to pay the brokers from the Seller's proceeds at closing.

            NOTICE. Chapter 62, Texas Property Code, authorizes a broker to secure an earned commission with a lien against the Property.

   C. The parties may not amend this Paragraph 8 without the written consent of the brokers affected by the amendment.

9. CLOSING:

   A. The closing of the sale will be on or before February 5, 2001 or within 7 days after objections to title have been cured, whichever date is later (the closing date). If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.


 Initialed for Identification by Buyer [ILLEGIBLE], _____ and Seller ____, ____
                    TAR, P.O. Box 2246, Austin, TX 78768-2246

Commercial Unimproved Contract Concerning 2829 Sea Harbor

   B. At closing, Seller will deliver, at Seller's expense, a [X] general [ ] special warranty deed. The deed must include a vendor's lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property at closing:
      (1) with no liens, assessments, or other security interests against the Property which will not be satisfied out of the sales price unless securing loans Buyer assumes;
      (2) without any assumed loans in default; and
      (3) with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

   C. At closing, Seller, at Seller's expense, will also deliver:
      (1) tax statements showing no delinquent taxes on the Property;
      (2) an assignment of all leases to or on the Property;
      (3) to the extent assignable, an assignment to Buyer of any licenses and permits related to the Property;
      (4) evidence that the person executing this contract is legally capable and authorized to bind Seller; and
      (5) any notices, statements, certificates, or other documents required by this contract or law necessary to convey the Property, all of which must be completed by Seller as necessary.

   D. At closing, Buyer will:
      (1) pay the sales price in good funds acceptable to the escrow agent;
      (2) deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer; and
      (3) execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

   E. Unless the parties agree otherwise, the closing documents will be as found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses.

10. POSSESSION: Seller will deliver possession of the Property to Buyer on February 5 2001 in its present or required repaired condition, ordinary wear and tear excepted. Until closing, Seller will operate the Property in the same manner as on the effective date. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

11. SPECIAL PROVISIONS: (Identify exhibit if special provisions are contained in an attachment.)
    1. SELLER IS ADVISED THAT THE BROKER, JACK HINES REPRESENTS THE BUYER AND IS THE AGENT FOR THE BUYER ONLY.

    2. BUYER AGREES TO PAY THE BROKER, JACK HINES A PROFESSIONAL SERVICE FEE IN CASH FOR PROCURING TEE PURCHASER AND FOR ASSISTING IN THE NEGOTIATION OF THIS CONTRACT, A FEE OF SIX PERCENT (6%) OF THE SALES PRICE. THE FEE SHALL BE EARNED UPON EXECUTION OF THIS CONTRACT AND SHALL BE PAID AT CLOSING.

    3. SEE ATTACHED ADDENDUM "ONE".


          Initialed for Identification by Buyer [ILLEGIBLE], _____ and Seller [ILLEGIBLE], ____ TAR, P.O. Box 2246, Austin, TX 78768-2246

Commercial Unimproved Contract Conc g 2929 Sea Harbor

12. SALES EXPENSES:

    A. Seller's Expenses: Seller will pay for the following in cash at or before closing:
       (1) releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;
       (2) release of Seller's loan liability, if applicable;
       (3) tax statements or certificates;
       (4) preparation of the deed;
       (5) one-half of any escrow fee;
       (6) costs to record any documents to cure title objections that Seller must cure; and
       (7) other expenses that Seller will pay under other provisions of this contract

    B. Buyer's Expenses: Buyer will pay for the following in cash at or before closing:
       (1) all loan fees or expenses (for example, application fees, origination fees, discount fees, appraisal fees, assumption fees, recording fees, tax service fees, mortgagee title policy expenses, credit report fees, document preparation fees, interest expense that Buyer's lender requires Buyer to pay at closing, and other fees required by Buyer's lender);
       (2) preparation of any deed of trust;
       (3) recording fees for the deed and any deed of trust;
       (4) premiums for flood insurance as may be required by Buyer's lender;
       (5) one-half of any escrow fee;
       (6) copy and delivery fees for delivery of the title commitment and related documents; and
       (7) other expenses that Buyer will pay under other provisions of this contract.

13. PRORATIONS, ROLLBACK TAXES, RENT, AND DEPOSITS:

    A. Prorations:
       (1) Interest on any assumed loan, taxes, rents, and any expense reimbursements from tenants will be prorated through the closing date.
       (2) If the amount of ad valorem taxes for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 13A(2) survives closing.
       (3) If Buyer assumes a loan or is taking the Property subject to an existing lien, Seller will transfer all reserve deposits held by the lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing and Buyer will reimburse such amounts to Seller by an appropriate adjustment at closing.

    B. Rollback Taxes:
       (1) If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of [X] Seller [ ] Buyer. This Paragraph 13B(l) survives closing.
       (2) If this sale or Buyer's use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of [X] Seller [ ] Buyer. This Paragraph 13B(2) survives closing.

    C. Rent and Security Deposits: At closing, Seller will tender to Buyer all security deposits and the following advance payments received by Seller for periods after closing: prepaid expenses, advance rental payments, and other advance payments paid by tenants. Rents prorated to one party but received by the other party will be remitted by the recipient to the party to whom it was prorated within 5 days after the rent is received. This Paragraph 13C survives closing.

14. CONDEMNATION: If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:

    A. terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less the independent consideration paid for Buyer's right to terminate under Paragraph 7B(3), will be refunded to Buyer; or

    B. appear and defend in the condemnation proceedings and any award will, at Buyers election, belong to:
       (1) Seller and the sales price will be reduced by the same amount, or
       (2) Buyer and the sales price will not be reduced.

15. DEFAULT:

    A. If Buyer fails to comply with this contract, Buyer is in default and Seller may:
       (1) enforce specific performance, or seek other relief as may be provided by law, or both; or
       (2) terminate this contract and receive the earnest money as liquidated damages, thereby releasing the parties from this contract.


          Initialed for Identification by Buyer [ILLEGIBLE], _____ and Seller [ILLEGIBLE], ____ TAR, P.O. Box 2246, Austin, TX 78768-2246

Commercial Unimproved Contract Concerning 2829 Sea Harbor

    B. If, without fault, Seller is unable within the time allowed to deliver the commitment, Buyer may:
       (1) terminate this contract and receive the earnest money, less the independent consideration paid for Buyer's right to terminate under Paragraph 7B(3), as the sole remedy; or
       (2) extend the time for performance up to 15 days and the closing will be extended as necessary.

    C. Except as provided in Paragraph 15B, if Seller fails to comply with this contract, Seller is in default and Buyer may:
       (1) enforce specific performance, or seek such other relief as may be provided by law, or both; or
       (2) terminate this contract and receive the earnest money, less the independent consideration paid for Buyer's right to terminate under Paragraph 7B(3), as liquidated damages, thereby releasing the parties from this contract.

16. ATTORNEY'S FEES: If Buyer, Seller, any broker, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney's fees. This Paragraph 16 survives closing.

17. ESCROW:

    A. At closing, the earnest money must be applied first to any cash down payment, then to Buyer's closing costs, and any excess will be refunded to Buyer.

    B. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.

    C. If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

    D. Escrow agent will deduct the independent consideration paid for Buyer's right to terminate under Paragraph 7B(3) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller.

    E. If escrow agent complies with this Paragraph 17, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

    F. Notices under this Paragraph 17 must be sent by certified mail, return receipt requested. Notices to escrow agent are effective upon receipt by escrow agent.

18. MATERIAL FACTS:

    A.  To the best of Seller's knowledge and belief: (Check (1) or (2) only.)

    [ ] (1) Seller is not aware of any material defects to the Property except as stated in the attached Property Condition Statement.

    [X] (2) Seller is not aware of any of the following, except as described otherwise in this contract:
            (a) any material physical defects to the Property;
            (b) any pending or threatened litigation, condemnation, or assessment affecting the Property;
            (c) any environmental hazards or conditions that affect the
                Property;
            (d) whether the Property is or has ever been used for the storage or disposal of hazardous materials or toxic waste, a dump site or landfill, or any underground tanks or containers;
            (e) whether radon, asbestos insulation or fireproofing,
                urea-formaldehyde foam insulation, lead-based paint, or other pollutants or contaminants of any nature now exist or have ever existed on the Property;
            (f) whether wetlands, as defined by federal or state law or regulation, are on the Property; and
            (g) whether threatened or endangered species or their habitat are on the Property.

            (Describe any exceptions to (a)-(g) in Paragraph 11 or an addendum.)

    B. Each written lease Seller is to furnish to Buyer under this contract must be in full force and effect according to its terms without amendment or modification that is not disclosed to Buyer in writing. Seller must disclose, in writing, to Buyer if any of the following exist at the time Seller provides the leases to Buyer or subsequently occur before closing:
        (1) any modifications, amendments, or default by landlord or tenant under the leases;
        (2) any failure by Seller to comply with Seller's obligations under the leases;
        (3) any circumstances under the lease that entitle the tenant to terminate the lease or seek any offsets or damages;
        (4) any non-occupancy of the leased premises by a tenant;


               Initialed for Identification by Buyer [ILLEGIBLE],
                       _____ and Seller [ILLEGIBLE], ____
                    TAR, P.O. Box 2246, Austin, TX 78768-2246

Commercial Unimproved Contract Concerning 2829 Sea Harbor

        (5) any advance sums paid by a tenant under the lease;
        (6) any concessions, bonuses, free rents, rebates, brokerage commissions, or other matters that affect any lease; and
        (7) any amounts payable under the leases that have been assigned or encumbered, except as security for loan(s) assumed or taken subject to under this contract.

19. NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to:

            S&A Enterprises, INC.            Dallas Woodcraft Inc.

       Buyer at Tom Anderson            Seller at Ken J. Cichocki-Home Interiors
       6410 SINGLETON BLVD              Gifts Inc. 4055 Valley View Lane
       Dallas, TX 75212                 Dallas, TX 75244
       Phone 214-630-7051               Phone 972-386-1091
       Fax 214-630-7103                 Fax 972-386-1022

20. FEDERAL TAX REQUIREMENT: If Seller is a "foreign person" as defined by applicable law, or if Seller fails to deliver at closing an affidavit that Seller is not a foreign person, then Buyer will withhold from the sales proceeds at closing any amount sufficient to comply with applicable tax law and deliver the amount withheld to the Internal Revenue Service (IRS), together with appropriate tax forms. IRS regulations require filing written reports if cash in excess of specified amounts is received in the transaction.

21. DISPUTE RESOLUTION: The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise. If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator.

22. AGREEMENT OF THE PARTIES:

    A. This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns.

    B. This contract is to be construed in accordance with the laws of the State of Texas.

    C. This contract contains the entire agreement of the parties and may not be changed except by written agreement.

    D. If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

    E. Buyer [X] may [ ] may not assign this contract. If Buyer assigns this contract Buyer will be relieved of any future liability under this contract only if the assignee assumes, in writing, all obligations and liability of Buyer under this contract.

    F.  Addenda which are part of this contract are: (Check all that apply.)

    [X] (1) Property Description Exhibit identified in Paragraph 2;
    [ ] (2) Financing Addendum;
    [ ] (3) Commercial Property Condition Statement;
    [ ] (4) Notice to Purchaser of Real Property in a Water District;
    [ ] (5) Addendum for Coastal Area Property;
    [ ] (6) Addendum for Property Located Seaward of the Gulf Intracoastal
            Waterway; and
    [X] (7) Addendum "ONE" SPECIAL PROVISIONS.

23. TIME: Time is of the essence in this contract The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday, or legal holiday, the time for performance is extended until the next day which is not a Saturday, Sunday, or legal holiday.

24. EFFECTIVE DATE: The effective date of this contract for the purpose of performance of all obligations is the date the escrow agent receipts this contract after all parties execute this contract.

25. ADDITIONAL NOTICES:

    A. Buyer should have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a title policy.

    B. If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.


       Initialed for Identification by Buyer [ILLEGIBLE], _____ and Seller
              [ILLEGIBLE], ____ TAR, P.O. Box 2246, Austin, TX 78768-2246

Commercial Unimproved Contract Concerning 2829 Sea Harbor

    C. If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, Section 33.135 of the Texas Natural Resources Code requires a notice regarding coastal area property to be included as part of this contract.

    D.  If the Property is located seaward of the Gulf Intracoastal Waterway,
        Section 61.025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this contract.

    E. If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (ETJ) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To determine if the Property is located within a municipality's ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

    F. Brokers are not qualified to perform property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations, or laws. Buyer should seek experts to perform such services. Selection of inspectors and repairmen is the responsibility of Buyer and not the brokers.

26. CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Property. Unless the other party accepts by 5:00 p.m., in the time zone in which the Property is located, on November 17, 2000, the offer will lapse and become null and void.

    THIS IS A LEGALLY BINDING CONTRACT. READ IT CAREFULLY. THE BROKERS AND AGENTS MAKE NO REPRESENTATION OR RECOMMENDATION AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR TRANSACTION. CONSULT YOUR ATTORNEY BEFORE SIGNING.

Buyer's                                 Seller's
Attorney                                Attorney
        ------------------------------            ------------------------------

       /s/ TOM L. ANDERSON                              [ILLEGIBLE]
---------------------------------------     ------------------------------------
Buyer S&A Enterprises, INC.                 Seller Dallas Woodcraft Inc.


---------------------------------------     ------------------------------------
Buyer                                       Seller

                            AGREEMENT BETWEEN BROKERS

Listing Broker agrees to pay JACK HINES (Other Broker) a fee of $_________ or 6.000% of the sales price when the Listing Broker's fee is received. Escrow agent is authorized and directed to pay Other Broker from Listing Broker's fee at closing. This Agreement Between Brokers supersedes any prior offers and agreements for compensation between brokers.

JACK HINES                       0188793  NONE
----------------------------------------  --------------------------------------
Other Broker                 License No.  Listing Broker           License No.

By: /s/ JACK HINES                        By:
    ------------------------------------  --------------------------------------
    Jack Hines

2526 MANANA #101A DALLAS, TX. 75220
----------------------------------------  --------------------------------------
Other Broker's Address                    Listing Broker's Address

214-350-3995                214-350-4914
----------------------------------------  --------------------------------------
Phone                                Fax  Phone                            Fax


                                 ESCROW RECEIPT

Escrow agent acknowledges receipt of:
[ ] A. the contract on this day ________________________ (effective date);
[ ] B. earnest money in the amount of $___________ in the form of ________ on this day __________.


----------------------------   Address: 5949 SHERRY Lane #610 DALLAS, TX. 7522
Escrow Agent                            ----------------------------------------
By:                            -------------------------------------------------
   -------------------------   214-373-1516                         214 373-4420
                               -------------------------------------------------
                               Phone                                         Fax


       Initialed for Identification by Buyer [ILLEGIBLE], _____ and Seller
          [ILLEGIBLE], ____ TAR, P.O. Box 2246, Austin, TX 78768-2246

                                 ADDENDUM "ONE"

         This addendum to Contract of Sale is hereby made a part of that certain Contract between DALLAS WOODCRAFT, INC., as Seller, and S&A ENTERPRISES, INC. OR ASSIGNS, as Buyer, and is executed of even date with said Contract.

(1) ZONING: The Buyer's obligation to close the purchase of this property is expressly subject to and contingent upon the property being zoned in a classification that will allow the Sales, Storage and repair of Tractor Trailers and related Equipment. If it is determined that the Zoning is not suitable for the Buyer's intended use, the Buyer may terminate this Contract by giving written notice to the Seller prior to the scheduled closing date and the Earnest Monies shall be refunded to the Buyer.

(2) PLAT APPROVAL: Additionally, Buyer's obligation to purchase the property is expressly subject to and contingent upon the BUYER, at BUYER'S expense having the subject property replatted by the City of Dallas into a Platted Lot acceptable to the Buyer. Such approvals shall consist of (a) a favorable recommendation of the preliminary plat by the City Plan Commission of the City of Dallas, and (b) a favorable vote by the Dallas City Council, if required. Upon approval of the final plat, closing shall take place prior to filing the plat of record with Dallas County, Texas. BUYER AND SELLER AGREE TO CLOSE WITHIN TEN DAYS AFTER RECEIPT OF NOTICE OF FINAL PLAT APPROVAL IF SUCH APPROVAL TAKES LESS THAN 90 DAYS.

         Upon final execution of this Contract, the BUYER shall diligently proceed with the application for approval by the city for the preliminary replatting of the property, which shall be at the sole expense of BUYER. Seller agrees to use his best efforts and to cooperate fully with the Buyer in the plat applications and approvals. BUYER shall have 90 days from the date of execution of this contract by both parties to complete the platting of the property. In the event the property plat has not been approved by the city within 90 days from the effective date of this contract and any extensions thereof, then at the option of the Buyer by giving written notice to Seller, this Contract shall terminate and the Earnest Monies shall be promptly refunded to the Buyer, unless it shall be otherwise agreed to in writing by the Buyer and Seller.

(3) ENVIRONMENTAL: Within thirty days after the effective date of this contract, Seller agrees to furnish to Buyer a PHASE I ENVIRONMENTAL REPORT at Seller's expense prepared by LAW ENGINEERING & ENVIRONMENTAL DATED MARCH 26,1998. ANY UPDATES TO THIS REPORT SHALL BE AT BUYER'S EXPENSE. Such report shall reflect and/or conclude that the property is in substantial compliance with all applicable Environmental Laws, failing which, the Buyer may terminate this Contract by giving written notice to the Seller within ten days after receipt of the Environmental Report. In which case the Earnest Money shall be refunded to Buyer and neither party shall have any further obligation to the other hereunder.


   INITIALED FOR IDENTIFICATION BY SELLER /s/ [ILLEGIBLE], AND BUYER /s/ [ILLEGIBLE].

                                     [MAP]